Exhibit 10.1

EMCORE CORPORATION
FISCAL 2019 BONUS PLAN
This EMCORE Corporation Fiscal 2019 Bonus Plan (this “Bonus Plan”) sets forth the terms of the fiscal 2019 annual incentive bonus opportunity for eligible employees of EMCORE Corporation (the “Corporation”) selected to participate in this Bonus Plan (each, a “Participant”).

1.	ADMINISTRATION
This Bonus Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”) of the Corporation. The Committee shall act as the Administrator of this Bonus Plan, and shall have the authority to construe and interpret this Bonus Plan, to prescribe, amend, and rescind rules and regulations relating to this Bonus Plan, and to authorize the Corporation’s Chief Executive Officer (the “CEO”) or his delegates to make determinations under this Bonus Plan for Participants who are not executive officers of the Corporation (the “Other Participants”). Any powers of the Administrator pursuant to this Bonus Plan may also be exercised by the Board of Directors of the Corporation.

2.	AWARDS
Each Participant will be granted an “Award” under this Bonus Plan.
For Participants who are executive officers of the Corporation (the “Executive Officers”), subject to the terms and conditions of this Bonus Plan, each Award represents the opportunity to receive a cash payment (the “Bonus”) for the Corporation’s 2019 fiscal year (the “Annual Performance Period”). Subject to the terms and conditions of this Bonus Plan, Awards for certain Other Participants selected by the CEO or his delegates may also represent the opportunity to receive a Bonus for the Annual Performance Period.
Awards for certain Other Participants selected by the CEO or his delegates may represent, subject to the terms and conditions of this Bonus Plan, the opportunity to receive a cash payment (a “Quarterly Bonus”) for any fiscal quarter during the Corporation’s 2019 fiscal year (each, a “Quarterly Performance Period,” and when referred to collectively with the Annual Performance Period, the “Performance Period”).
Each Participant will have a Target Bonus Amount for the applicable Performance Period. As used herein and unless otherwise determined by the CEO for certain Other Participants, “Target Bonus Amount” with respect to an Award means the amount obtained by multiplying (i) the rate of regular base salary (without giving effect to any overtime compensation and based solely on a 40-hour work week) payable to the Participant for the applicable Performance Period as of the end of the applicable Performance Period, by (ii) the Participant’s target bonus opportunity, expressed as a percentage of such rate of base salary, as established by the Committee for Executive Officers or by the CEO or his delegates for the Other Participants. If determined by the CEO for certain Other Participants at a Grade Level 6 or below, “Target Bonus Amount” with respect to an Award shall mean the fixed target bonus amount established by the CEO with respect to such Other Participant.

3.	BONUS DETERMINATION
For (a) the CEO and the Corporation’s Chief Financial Officer, (i) 80% of the Target Bonus Amount shall become payable based upon the Corporation’s performance during the Annual Performance Period and (ii) 20% of the Target Bonus Amount shall become payable based upon the Executive Officer’s individual performance during the Annual Performance Period, in each case as determined pursuant to the provisions of this Section 3, and (b) the Corporation’s SVP Engineering and SVP Operations, (i) 60% of the Target Bonus Amount shall become payable based upon the Corporation’s performance during the Annual Performance Period and (ii) 40% of the Target Bonus Amount shall become payable based upon the Executive Officer’s individual performance during the Annual Performance Period, in each case as determined pursuant to the provisions of this Section 3.
For the Other Participants, for any Performance Period, their Target Bonus Amount shall become payable based upon any of (i) the Corporation’s performance, (ii) the Participant’s performance, and/or (iii) departmental performance, in such percentages as determined by the CEO or his delegates, and in each case as determined pursuant to the provisions of this Section 3.

(a)    Corporation Performance
The Corporation’s performance shall be measured using the Corporation’s Non-GAAP Net Income (as defined below). For Participants at a Grade Level 10 or higher, if the Corporation’s Non-GAAP Net Income achieved does not meet or exceed 80% of the target level established by the Committee for any Performance Period (the “Non-GAAP Net Income Target”), the amount of Bonus payable to a Participant with respect to the Corporation’s performance (the “Corporation Performance Bonus Amount”) for that Performance Period will be zero.
If the Corporation’s Non-GAAP Net Income achieved meets or exceeds 80% of the Non-GAAP Net Income Target for any Performance Period, the Corporation Performance Bonus Amount, if any, payable to such Participant for that Performance Period will be determined by multiplying (i) the amount of the Participant’s Target Bonus Amount tied to the Corporation’s performance, if any by (ii) the funding percentage as set forth in the following table:

Non-GAAP Net Income Achieved (% of Target)	Corporation Performance Bonus Amount Funding Percentage (%)
80%	60%
90%	80%
95%	95%
100%	100%
120%	120%

If the Corporation's Non-GAAP Net Income percentage achieved for any Performance Period is between the percentage levels listed in the table above, the funding percentage shall be pro-rated on a straight-line basis between the closest two percentages listed in the table above (except that, for Non-GAAP Net Income percentages achieved between 90-95% of the Non-GAAP Net Income Target, the funding percentage shall be calculated as (i) 100% less (ii) twice the difference between 100% and the Non-GAAP Net Income percentage achieved). The maximum funding percentage for any Performance Period shall be 120% and no additional Corporation Performance Bonus Amount shall be paid for any Performance Period if the Corporation achieves a Non-GAAP Net Income above 120% of the Non-GAAP Net Income Target.

For Participants between a Grade Level 7 and Grade Level 9, if the Corporation’s Non-GAAP Net Income achieved does not meet or exceed 50% of the Non-GAAP New Income Target, the Corporation Performance Bonus Amount for that Performance Period will be zero, and if the Corporation’s Non-GAAP Net Income achieved meets or exceeds 50% of the Non-GAAP Net Income Target for any Performance Period, the Corporation Performance Bonus Amount, if any, payable to such Participant for that Performance Period will be determined by multiplying (i) the amount of the Participant’s Target Bonus Amount tied to the Corporation’s performance, if any, by (ii) the funding percentage as set forth in the following table:

Non-GAAP Net Income Achieved (% of Target)	Corporation Performance Bonus Amount Funding Percentage (%)
50%	50%
60%	60%
70%	70%
80%	80%
90%	90%
100%	100%
110%	110%
120%	120%

If the Corporation's Non-GAAP Net Income percentage achieved for any Performance Period is between the percentage levels listed in the table above, the funding percentage shall be pro-rated on a straight-line basis between the closest two percentages listed in the table above (except that, for Non-GAAP Net Income percentages achieved between 90-95% of the Non-GAAP Net Income Target, the funding percentage shall be calculated as (i) 100% less (ii) twice the difference between 100% and the Non-GAAP Net Income percentage achieved). The maximum funding percentage for any Performance Period shall be 120% and no additional Corporation Performance Bonus Amount shall be paid for any Performance Period if the Corporation achieves a Non-GAAP Net Income above 120% of the Non-GAAP Net Income Target.

For purposes of this Bonus Plan, “Non-GAAP Net Income” means the Corporation’s net income for any Performance Period, as determined under generally accepted accounting principles in the United States, adjusted to eliminate the impact of (1) discontinued operations, (2) litigation expenses associated with any material pending arbitration or litigation matters, (3) expenses incurred by or on behalf of the Strategy Committee of the Board of Directors, including in connection with proposed acquisitions or divestitures, (4) severance and restructuring charges, (5) stock-based compensation expense and (6) other non-recurring operating net gains or losses.

(b)    Individual Performance.
For any Annual Performance Period, the Administrator, or, in the case of Other Participants, the CEO or his delegates, shall determine the individual performance goals for each Participant and shall communicate such goals to the Participant. At the end of any Annual Performance Period, the Administrator, or, in the case of Other Participants, the CEO or his delegates, shall evaluate, or cause to be evaluated, the individual performance of each Participant during the Annual Performance Period and shall determine the percentage by which the Participant achieved his or her individual performance goals for the Annual Performance Period (the “Individual Performance Bonus Funding Percentage”). The Individual Performance Bonus Funding Percentage may range from 0% to 120%. The amount of Bonus payable to each Participant with respect to such Participant’s individual performance during any Annual Performance Period (the “Individual Performance Bonus Amount”) shall be determined by multiplying (i) the amount of the Participant’s Target Bonus Amount tied to the individual’s performance by (ii) the Individual Performance Bonus Funding Percentage. For certain Other Participants, the CEO or his delegates may determine that the Individual Performance Bonus Funding Percentage is 0% for any Annual Performance Period if the Corporation’s Non-GAAP Net Income achieved does not meet or exceed 80% of the Non-GAAP Net Income Target for the Annual Performance Period.
(c)    Departmental Performance.
For any Annual Performance Period, the CEO or his delegates shall determine department goals for each Other Participant’s department, which may be adjusted as necessary in the discretion of the CEO or his delegate. The amount of Bonus payable to each Other Participant with respect to his or her department’s performance during any Annual Performance Period (the “Departmental Performance Bonus Amount”) shall be determined by multiplying (i) the amount of the Participant’s Target Bonus Amount tied to the department’s performance by (ii) the percentage by which the Participant’s department achieved its stated goals. The Departmental Performance Bonus Amount may range from 0% to 110% of the amount of the Participant’s Target Bonus Amount tied to the department’s performance. The CEO or his delegates may determine that the Departmental Performance Bonus Amount is 0% for any Annual Performance Period if the Corporation’s Non-GAAP Net Income achieved does not meet or exceed 80% of the Non-GAAP Net Income Target for the Annual Performance Period. For the avoidance of doubt, there will be no department goals or Departmental Performance Bonus Amount for the Executive Officers.
(d)    Bonus Amount.
The amount of the Bonus payable to a Participant for any Annual Performance Period shall equal the sum of any applicable (i) Corporation Performance Bonus Amount, (ii) Individual Performance Bonus Amount and (iii) Departmental Performance Bonus Amount for such Annual Performance Period. The amount of the Bonus payable to a Participant for any Quarterly Performance Period shall equal the Corporation Performance Bonus Amount for such Quarterly Performance Period.

(e)	Bonus Certification; Payment.
For the Executive Officers, as soon as reasonably practicable after the end of the Annual Performance Period, the Administrator shall determine the Non-GAAP Net Income achieved by the Corporation for the Annual Performance

Period and the amount of each Executive Officer’s Bonus payable pursuant to this Bonus Plan. Any Bonuses becoming payable to the Executive Officers pursuant to this Bonus Plan shall be paid in cash as soon as reasonably practicable following the determination of the Bonus pursuant to this Section 3(e), with all such Bonuses to be paid no later than March 15, 2020.
For the Other Participants, for each applicable Performance Period, the CEO or his delegates shall determine the amount of each Participant’s Bonus payable pursuant to this Bonus Plan, provided that the payment of such Bonuses shall also be subject to the approval of the Committee if determined to be appropriate by the Committee. Any Bonuses becoming payable to Other Participants pursuant to this Bonus Plan shall be paid in cash as soon as reasonably practicable following the end of each Performance Period, with all Bonuses to be paid no later than March 15, 2020.

4.	NEWLY-HIRED PARTICIPANTS
In order to be eligible to be selected as a Participant in this Bonus Plan for the Annual Performance Period, any person whose employment with the Corporation begins after commencement of the Annual Performance Period must be employed by the Corporation on or prior to June 30, 2019. In order to be eligible to be selected as a Participant in this Bonus Plan for any Quarterly Performance Period, any person whose employment with the Corporation begins after commencement of any Quarterly Performance Period must be employed by the Corporation on or prior to the last day of the first month in such Quarterly Performance Period. Notwithstanding the foregoing, if any Participant is selected to participate in this Bonus Plan after commencement of any Performance Period or after June 30, 2019 with respect to the Annual Performance Period, the Administrator shall have the discretion to make appropriate pro-rata adjustments to the amount of the Participant’s Bonus based on the number of complete months or days the Participant was employed by the Corporation during the Performance Period.

5.	CONTINUED EMPLOYMENT REQUIREMENT
Unless otherwise provided in a Participant’s employment agreement, severance benefits agreement, or similar agreement with the Corporation, a Participant must remain in good standing and continuously employed by the Corporation or one of its subsidiaries through each applicable Bonus payment date in order for any Bonus to become payable pursuant to this Bonus Plan. Unless otherwise provided in a Participant’s employment agreement, severance benefits agreement, or similar agreement with the Corporation, if a Participant terminates employment with the Corporation or one of its subsidiaries for any reason prior to any applicable Bonus payment date, all of the Participant’s rights under this Bonus Plan will automatically terminate.

6.	RECOUPMENT OF BONUS PAYMENTS
Any Bonuses becoming payable pursuant to this Bonus Plan shall be subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Bonuses or other cash or property received with respect to the Bonuses.

7.	GENERAL PROVISIONS

7.1
Eligible Employees. All regular, full-time and part-time employees of the Corporation shall be eligible to participate in this Bonus Plan, except employees who participate in a sales commission plan or other cash incentive plans.    An eligible employee shall only become a Participant if he or she is selected to participate in this Bonus Plan.

7.2	Rights of Participants.

(a)
No Right to Continued Employment. Nothing in this Bonus Plan (or in any other documents evidencing any Award under this Bonus Plan) will be deemed to confer on any Participant any right to continue in the employ of the Corporation or any subsidiary or interfere in any way with the right of the Corporation or any subsidiary to terminate his or her employment at any time.

(b)
Bonus Plan Not Funded. No Participant or other person will have any right or claim to any specific funds, property, or assets of the Corporation by reason of any Award hereunder. To the extent that a Participant or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

7.2
Force and Effect. The various provisions herein are severable in their entirety. Any determination of invalidity or unenforceability of any one provision will have no effect on the continuing force and effect of the remaining provisions.

7.3	Governing Law. This Bonus Plan will be construed under the laws of the State of California.

7.4
Construction. Section 409A. It is intended that Awards granted and Bonuses paid under this Bonus Plan qualify as “short-term deferrals” within the meaning of the guidance provided by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended, and this Bonus Plan shall be interpreted consistent with that intent.

7.5
Tax Withholding. Any Bonuses becoming payable pursuant to this Bonus Plan shall be subject to the Corporation’s withholding such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.